                            STOCK PLEDGE AGREEMENT

   THIS STOCK PLEDGE AGREEMENT (the "AGREEMENT") dated as of August 29, 1997 by and between Casino Resource Corporation, a Minnesota corporation (herein called "PLEDGOR"), in favor of the Lyle Berman Family General Partnership, a Minnesota general partnership (herein called the "SECURED PARTY"); and BankWindsor, Minneapolis, Minnesota (the "ESCROW AGENT").

                                   RECITALS:

   A. Pledgor has issued to the Secured Party a note dated August 29, 1997 (the "NOTE") evidencing Pledgor's obligation to Eight Hundred Thousand and 00/100 Dollars ($800,000.00), pursuant to a Loan Agreement dated as of August 29, 1997 (the "LOAN AGREEMENT").

   B. As a condition to entering into, and performing its obligations under, the Loan Agreement and accepting the Note from Pledgor, the Secured Party has required that Pledgor provide to the Secured Party the covenants and agreements set forth herein.

                                  AGREEMENT:

   For good and valuable consideration, including but not limited to the foregoing recitals and the promises and mutual covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by this Agreement, the Pledgor and the Secured Party agree to the following:

   1. SECURITY INTEREST AND COLLATERAL. To secure the debt, liability and obligation of Pledgor to the Secured Party evidenced by or rising under the Note and any amendments, extensions, renewals or replacements thereof (the "OBLIGATION"), Pledgor hereby pledges, hypothecates, assigns, transfers and grants to the Secured Party a continuing first lien and security interest (herein called the "Security Interest") in the following described property:
100 shares of the Common Stock of Casino Building Corporation, a Minnesota corporation (the "CBC SHARES") to be evidenced by a stock certificate to be delivered to the Secured Party as soon as practicable (herein referred to as the "COLLATERAL") and the Substituted Collateral, if any (as defined in
Section 3 hereof). Unless and until an Event of Default (as defined in the Loan Agreement) shall occur and be continuing, Pledgor shall be entitled to vote the Common Stock and to receive all dividends due thereunder.

   2. RELEASE OF COLLATERAL. Upon satisfaction of the Obligation by Pledgor, the Collateral shall promptly be released from this pledge, the stock certificate evidencing the Collateral shall promptly be returned to the Pledgor, and this Agreement shall be terminated and declared null and void. Within five (5) days after satisfaction of the Obligation, the Secured Party shall give written notice to the Escrow Agent of the fact the satisfaction of the Obligation and shall request the Escrow Agent to promptly deliver any Collateral in the possession of the Escrow Agent to the Pledgor.

   3. SUBSTITUTION OF COLLATERAL. Prior to the due exercise by Secured Party of any remedies under Section 7 hereof, Pledgor shall have the right to deposit with the Escrow Agent Eight Hundred Thousand and 00/100 Dollars ($800,000.00) cash in substitution for the CBC Shares (the "SUBSTITUTED COLLATERAL"). In the event of (and following) such substitution of Collateral, the

Secured Party shall promptly deliver the stock certificate evidencing the CBC Shares to Pledgor, which shall constitute a release of such CBC Shares from the terms of this Stock Pledge Agreement. The Substituted Collateral shall be held by the Escrow Agent in an interest-bearing account. Prior to the existence of an uncured Event of Default, all interest earned on the Substituted Collateral shall be paid monthly by the Escrow Agent to CRC.

   4. POSSESSION AND MAINTENANCE OF SUBSTITUTED COLLATERAL. The Substituted Collateral shall be at all times in the possession of the Escrow Agent. The Escrow Agent's duty of care with respect to the Substituted Collateral in its possession shall be deemed fulfilled if the Escrow Agent exercises reasonable care in the physical safekeeping thereof.

   5. CONTINUING SECURITY INTEREST. The Security Interest granted hereby is a continuing security interest and no notice of the creation or existence of any Obligation, or any renewal, extension or modification thereof need by given by Secured Party to Pledgor.

   6. REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR. The Pledgor hereby represents and warrants to BFP as follows:

      (a) Pledgor has title to and will, at all times, keep the Collateral free of all liens and encumbrances, except the security interests created hereby and other security interests that are junior to the lien of the Secured Party, and has full power and authority to execute this Stock Pledge Agreement, to perform Pledgor's obligations hereunder and to subject the Collateral to the security interest created hereby. All costs of keeping the Collateral free of any liens, encumbrances and security interests prohibited by this Agreement and removing the same, if they should arise, shall be borne and paid by Pledgor.

      (b) Pledgor will duly endorse, in blank, each and every instrument constituting Collateral by signing on said instrument or by signing a separate assignment or other documents of transfer, if required by the Secured Party, and will, at any time or times hereafter, perform such other acts as Secured Party may request to establish, maintain, perfect and enforce Secured Party's security interest in the Collateral and rights under this Agreement.

      (c) Pledgor will, upon receipt, deliver to Secured Party as Collateral hereunder, all securities distributed on account of the Collateral such as stock, dividends and securities resulting from stock splits, reorganizations and recapitalizations. Pledgor represents that there are currently issued and outstanding, 100 shares of common stock of CBC which represent all of the issued and outstanding shares of the capital stock of CBC.

      (d) Secured Party's duty of care with respect to Collateral in its possession shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third party, exercises reasonable care in the selection of the bailee or other third party, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall have no liability or responsibility to any third party for any action taken or omitted with respect to the Collateral on the direction of any third party.

      (e) Secured Party, in the name of Pledgor or otherwise, following an uncured Event of Default, shall have the authority, but not be obligated, to demand, collect, receive and receipt for, compromise, compound, settle, prosecute and discontinue any suits or proceedings in respect of any and all of the Collateral; take any action which Secured Party deems necessary or desirable in order to realize on the Collateral, including, without limitation, the power to perform any contract, to endorse in the name of Pledgor any checks, drafts, notes or other documents which are Collateral or are received in payment or on account of the Collateral; to transfer any of the Collateral into its name or that of its nominee, and to notify the obligor on or issuer of any Collateral to Secured Party of any amounts due or distributable thereon; and to apply any proceeds of any Collateral against any item or items of the Secured Obligations as Secured Party, in its sole discretion, may determine, whether the same shall be due or not due.

      (f) The occurrence of any Event of Default as defined in the Loan Agreement shall constitute a default hereunder.

      (g) Whenever an uncured Event of Default shall exist, Secured Party may, at its option without demand or notice, declare all or any part of the Obligations immediately due and payable and Secured Party may exercise, in addition to the rights and remedies granted hereby, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law, including the right to exercise all voting and other rights as a holder of the Collateral and the right to offer and sell the Collateral privately.

      (h) Pledgor agrees, in the event of an occurrence of an Event of Default, to pay all costs of Secured Party, including reasonable attorneys' fees, in the collection of any of the Secured Obligations and the enforcement of Secured Party's rights. If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to Pledgor at the address shown below.

      (i) No delay or failure by Secured Party in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

   7. REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default, if such default is not cured within the time period allowed in the Note and the Loan Agreement, the Secured Party may, in addition to any other right or remedy available to it under the Uniform Commercial Code in force in the State of Minnesota, retain the ownership of the Collateral without the need for any sale of the same. Pledgor acknowledges that such disposition of the Collateral is commercially reasonable.

   The Secured Party shall not have a duty to exercise any such rights and shall not be responsible for any failure to do so or for any delay in doing so. The rights and remedies provided herein are cumulative and concurrent and may be pursued singularly, successively or together.

   8. DUTIES OF ESCROW AGENT. The duties of the Escrow Agent, other than herein specified, shall be to receive and hold the Substituted Collateral (and invest and pay any applicable interest to CRC as set forth in Section 3 hereof). For purposes of this Stock Pledge Agreement, the Escrow Agent is not the agent of any of the parties hereto.

   The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Escrow Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult counsel in respect of any question arising under the Escrow Agreement, and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel. Furthermore, the Escrow Agent's liability hereunder shall be limited to such damages resulting from, arising out of, or caused by the negligent acts or omissions of the Escrow Agent. The Substituted Collateral or cash held by the Escrow Agent pursuant to this Stock Pledge Agreement shall constitute trust property for the purposes for which they are held and shall remain the property of the respective party, as the case may be, and shall not be subject to any liens or charges by the Escrow Agent.

   9. FEE. The Escrow Agent shall receive from Pledgor $750 as its fee for its services performed hereunder; PROVIDED, HOWEVER, if any material controversy arises hereunder, or the Escrow Agent is made a party to or justifiably intervenes in any litigation pertaining to this Stock Pledge Agreement, or the subject matter hereof, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for reasonable costs and expenses, actually incurred, including reasonable attorneys' fees, necessitated by such controversy or litigation. Such compensation, cost and fees (other than the initial $750 payment) shall be paid equally by Pledgor and the Secured Party.

   10. NOTICES. All notices, requests, consent and other communications required or permitted hereunder shall be in writing and shall be personally delivered, telefaxed (if telefaxed, a copy shall also be sent by another means of delivery permitted hereby), or sent by national overnight courier or mailed first-class postage prepaid, registered or certified mail, as follows:

       TO PLEDGOR:   Casino Resource Corporation
                     707 Bienville Blvd.
                     Ocean Springs, MS 39564
                     Attn:  Mr. John J. Pilger

       WITH A COPY TO:   Doherty, Rumble & Butler, P.A.
                         3500 Fifth Street Towers
                         150 South Fifth Street
                         Minneapolis, MN 55402-4235
                         Attn:  Mr. Girard P. Miller

       TO SECURED PARTY: The Berman Family Partnership
                         c/o Grand Casinos, Inc.
                         130 Cheshire Lane
                         Minnetonka, MN 55305
                         Attn:  Mr. Kenneth W. Brimmer

       WITH A COPY TO:   Maslon Edelman Borman & Brand, LLP
                         3300 Norwest Center
                         90 South Seventh Street
                         Minneapolis, MN 55402
                         Attn:  Mr. Neil I. Sell

       TO ESCROW AGENT:  BankWindsor
                         740 Marquette Avenue
                         Minneapolis, MN 55402
                         Attn:  Mr. Peter E. Dahl

and such notices and other communications shall for all purposes of this Stock Pledge Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail or telefax, when received. Such names of notifying parties, address or telefax numbers may be changed by written notice to the parties.

  11. MISCELLANEOUS. This Stock Pledge Agreement shall be binding upon and inure to the benefit of Pledgor and the Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Pledgor and delivered to the Secured Party and Pledgor waives notice of the Secured Party acceptance thereof. This Stock Pledge Agreement shall be governed by the laws of the State of Minnesota. If any provisions or application of this agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. This Stock Pledge Agreement may be executed in any number of counterparts each of which shall be deemed an original and together shall be one and the same instrument.

  IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date set forth above:

                                      CASINO RESOURCE CORPORATION


                                      By __________________________________
                                          John J. Pilger
                                          Its President
                                          "PLEDGOR"



                                      LYLE BERMAN FAMILY
                                      GENERAL PARTNERSHIP

                                      By __________________________________
                                        Its _______________________________
                                             "SECURED PARTY"



                                      BANKWINDSOR

                                      By __________________________________
                                        Its _______________________________
                                            (An Authorized Signatory)
                                            "ESCROW AGENT"